Exhibit 99.1

First M&F Corp. Investor Information
CONTACT: John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

July 19, 2012

FOR IMMEDIATE RELEASE

First M&F Credit Metrics and Earnings Improve Across the Board

KOSCIUSKO, Miss. - First M&F Corp. (NASDAQ: FMFC) reported today net income for the quarter ended June 30, 2012 of $1.753 million, or $0.14 basic and diluted earnings per share as compared to $1.106 million, or $0.07 basic and diluted earnings per share for the second quarter of 2011. The Company made net income of $1.607 million, or $0.12 basic and diluted earnings per share for the first quarter of 2012.

Hugh Potts, Jr., Chairman and CEO commented, “Per share earnings have doubled year-over-year, both quarter versus quarter and for the first half. The balance sheet is strengthening too, with asset quality metrics continuing to reflect consistent and material cleanup of the balance sheet. Non-accrual loans are down 80% from a year ago and non-performing assets are down 41%.”

Net Interest Income

Reported net interest income was down by 2.68% on lower volumes compared to the second quarter of 2011, with the net interest margin falling slightly to 3.72% on a tax equivalent basis in the second quarter of 2012 as compared to 3.75% in the second quarter of 2011. The net interest margin for the first quarter of 2012 was 3.67% as compared to 3.64% for the fourth quarter of 2011 and 3.72% for the third quarter of 2011. Yields on total loans fell to 5.61% in the second quarter of 2012 from 5.85% in the second quarter of 2011. Yields on total loans fell from the first quarter of 2012 to the second quarter as well. Average total loans were $1.004 billion for the second quarter of 2012 as compared to $1.007 billion for the first quarter of 2012 and $1.053 billion during the second quarter of 2011. Loans held for investment increased by $3.1 million in the second quarter of 2012 but fell by $16.8 million in the first quarter. Mr. Potts stated, “Although loan growth is sluggish, our balance sheet is more efficient now through a combination of lower excess cash and deleveraging.” Further commenting, Mr. Potts said, “The net interest margin continues to hold up in a tough credit and interest rate environment even as deposit cost benefits slow down.”

Deposit costs decreased in the second quarter of 2012 from the first quarter of 2012 and from the second quarter of 2011, in response to the continuing low rate environment. Deposit costs were .78% in the second quarter of 2012 as compared to 1.20% in the second quarter of 2011. Deposits fell by $49.2 million during the second quarter of 2012 and have fallen by $63.2 million since the second quarter of 2011. Most of the linked-quarter change was in non-core public fund deposits. The year-over-year decrease was mostly retail certificate of deposit funding. Management continues to focus on core deposit growth to encourage relationship-driven deposits as a stable source of funding.

Loans held for investment as a percentage of assets were 62.93% at June 30, 2012 as compared to 64.36% at June 30, 2011 and 63.52% at December 31, 2011. Loans held for investment fell by 5.94% since the second quarter of 2011 and deposits fell by 4.43%.

Non-interest Income

Non-interest income, excluding securities transactions and impairment of investments, for the second quarter of 2012 grew by 35.5% compared to the second quarter of 2011, with deposit-related income up 3.03%. Insurance agency commissions were down 9.40% quarter over quarter. The major contributor to the growth in non-interest income was mortgage income as mortgage origination and sale volumes were influenced by a surge in refinancing. Mortgage income for the quarter was up 459% year-over-year and up 219% compared to the first quarter. Mr. Potts commented, “Our non-interest income base is solid…the boost from mortgage revenues was possible because we were able to gear up our efforts to take advantage of volume opportunities in this low-rate environment.”

A major part of non-interest income consistently comes from deposit sources. Deposit revenues were up 3.03% quarter-over-quarter. Deposit revenues continue to be supported by debit card fee income, which grew by 15.75% in the second quarter of 2012 compared to the second quarter of 2011, while overdraft fee income fell by 2.88%.

Non-interest Expenses

Non-interest expenses were flat in the second quarter of 2012 as compared to the second quarter of 2011 largely due to volume-related increases in mortgage expenses mostly offset by lower foreclosed property expenses and lower salaries and employee benefits. Mr. Potts pointed out that, “Expense results reflect both discipline and savings from McKinley offset somewhat by offense-related resource allocation into growth niches.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the second quarter of 2012 were 1.26% as compared to .20% for the same period in 2011. Net charge-offs totaled $3.054 million for the quarter versus $.518 million a year ago and $1.149 million in the first quarter of 2012. Non-accrual and 90-day past due loans as a percent of total loans were .79% at the end of the second quarter of 2012 as compared to 3.20% at the end of the 2011 quarter. The allowance for loan losses as a percentage of loans held for investment was 1.56% at June 30, 2012 as compared to 1.80% at June 30, 2011. The provision for loan losses was flat year-over-year. Mr. Potts commented, “Throughout this credit cycle, we have worked on the premise that ultimately there would be a positive correlation between asset quality and earnings. We're seeing that play out now. As investor confidence in the sector improves and as funds flow into the micro-cap space, prices naturally react favorably. Since year-end, we've seen an 82% rise in share price." Further commenting Mr. Potts said, “Credit trends begun in 2010 continue to be positive, sustained and material. Many metrics are at, or near, pre-recession levels and others are in sight.”

Balance Sheet

Total assets at June 30, 2012 were $1.561 billion as compared to $1.569 billion at the end of 2011 and $1.623 billion at June 30, 2011. Total loans held for investment were $.983 billion compared to $.996 billion at the end of 2011 and $1.045 billion at June 30, 2011. Deposits were $1.361 billion compared to $1.371 billion at the end of 2011 and $1.424 billion at June 30, 2011. Total capital was $113.917 million, or $10.44 in book value per common share, at June 30, 2012. Commenting on capital, Mr. Potts said, “The Company is accumulating capital, improving ratios and preparing for more stringent regulations coming down the road. We still have preferred capital issued to the Treasury, but it's inexpensive, and as a Community Development Financial Institution under the Community Development Capital Initiative program, we have until 2018 before it re-prices. So with time, patience and good prospects, management intends to avoid a dilutive capital raise. Under present circumstances, our legacy and new shareholders should not be overly concerned about dilution.”

In closing Mr. Potts said, “The M&F story continues to materially improve along with performance. The story, though not exotic or flashy, is yet remarkable and noteworthy for its consistency and focus on remediation where it counts - where the problems are.”

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 25 communities in Mississippi, Alabama and Tennessee.

Caution Concerning Forward‑Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)
	June 30	December 31	June 30
	2012	2011	2011
Cash and due from banks	$37,147	$39,976	$41,146
Interest bearing bank balances	20,708	39,391	103,847
Federal funds sold	6,750	25,000	25,000
Securities available for sale (cost of
$371,424, $315,890 and $288,304)	377,670	320,774	293,133
Loans held for sale	22,291	26,073	2,117

Loans	982,596	996,340	1,044,595
Allowance for loan losses	15,310	14,953	18,805
Net loans	967,286	981,387	1,025,790

Bank premises and equipment	37,529	37,989	40,564
Accrued interest receivable	6,060	6,122	5,970
Other real estate	31,077	36,952	30,650
Other intangible assets	4,373	4,586	4,799
Other assets	50,605	50,401	50,074
Total assets	$1,561,496	$1,568,651	$1,623,090

Non-interest bearing deposits	$236,145	$231,718	$243,626
Interest bearing deposits	1,125,193	1,139,745	1,180,873
Total deposits	1,361,338	1,371,463	1,424,499

Federal funds and repurchase agreements	3,224	4,398	5,047
Other borrowings	40,333	43,001	45,492
Junior subordinated debt	30,928	30,928	30,928
Accrued interest payable	844	1,023	1,306
Other liabilities	10,912	8,242	5,765
Total liabilities	1,447,579	1,459,055	1,513,037

Preferred stock, 30,000 shares issued and outstanding	18,198	17,564	16,962
Common stock, 9,172,098, 9,154,936 and 9,131,387
shares issued & outstanding	45,860	45,775	45,657
Additional paid-in capital	31,890	31,895	31,935
Nonvested restricted stock awards	836	674	718
Retained earnings	16,699	14,456	13,224
Accumulated other comprehensive income (loss)	434	(768)	1,557
Total equity	113,917	109,596	110,053
Total liabilities & equity	$1,561,496	$1,568,651	$1,623,090

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)
	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Interest and fees on loans	$13,741	$15,281	$27,899	$30,656
Interest on loans held for sale	244	27	417	68
Taxable investments	1,563	1,931	3,053	3,702
Tax exempt investments	319	302	637	616
Federal funds sold	11	15	26	31
Interest bearing bank balances	28	46	79	98
Total interest income	15,906	17,602	32,111	35,171

Interest on deposits	2,233	3,523	4,746	7,370
Interest on fed funds and repurchase agreements	5	7	11	22
Interest on other borrowings	437	509	888	1,033
Interest on subordinated debt	315	292	586	750
Total interest expense	2,990	4,331	6,231	9,175

Net interest income	12,916	13,271	25,880	25,996
Provision for possible loan losses	2,280	2,280	4,560	4,860
Net interest income after loan loss	10,636	10,991	21,320	21,136

Service charges on deposits	2,548	2,473	5,005	4,931
Mortgage banking income	1,806	323	2,373	679
Agency commission income	848	936	1,677	1,828
Fiduciary and brokerage income	163	152	303	285
Other income	673	572	1,510	1,411
Other-than-temporary impairment on securities, net of
$4, $87, $4 and $142 reclassified to/from other
comprehensive income	(4)	(85)	(4)	(381)
Gains on AFS securities	1	341	592	1,690
Total noninterest income	6,035	4,712	11,456	10,443

Salaries and employee benefits	6,737	7,157	13,600	14,113
Net occupancy expense	932	951	1,840	1,940
Equipment expenses	423	451	886	916
Software and processing expenses	346	395	708	794
FDIC insurance assessments	553	577	1,067	1,351
Foreclosed property expenses	1,282	1,468	2,738	3,821
Intangible asset amortization and impairment	106	107	213	214
Other expenses	3,940	3,197	7,253	5,965
Total noninterest expense	14,319	14,303	28,305	29,114

Net income before taxes	2,352	1,400	4,471	2,465
Income tax expense	599	294	1,111	409
Net income	$1,753	$1,106	$3,360	$2,056

Earnings Per Common Share Calculations:
Net income	$1,753	$1,106	$3,360	$2,056
Dividends and accretion on preferred stock	(471)	(440)	(934)	(872)
Net income applicable to common stock	1,282	666	2,426	1,184
Earnings attributable to participating securities	56	5	61	8
Net income allocated to common shareholders	$1,226	$661	$2,365	$1,176

Weighted average shares (basic)	9,164,576	9,118,267	9,160,526	9,113,706
Weighted average shares (diluted)	9,164,576	9,118,267	9,160,526	9,113,706
Basic earnings per share	$0.14	$0.07	$0.26	$0.13
Diluted earnings per share	$0.14	$0.07	$0.26	$0.13

First M&F Corporation
Financial Highlights
	YTD Ended	YTD Ended	YTD Ended	YTD Ended
	June 30	December 31	June 30	December 31
	2012	2011	2011	2010
Performance Ratios:
Return on assets (annualized)	0.42%	0.27%	0.26%	0.25%
Return on equity (annualized) (a)	6.06%	4.00%	3.83%	3.74%
Return on common equity (annualized) (a)	5.21%	2.81%	2.61%	2.87%
Efficiency ratio (c)	74.94%	78.47%	78.92%	78.47%
Net interest margin (annualized, tax-equivalent)	3.69%	3.68%	3.67%	3.43%
Net charge-offs to average loans (annualized)	0.86%	1.05%	0.40%	1.65%
Nonaccrual loans to total loans	0.64%	1.68%	3.13%	3.11%
90 day accruing loans to total loans	0.15%	0.06%	0.07%	0.09%

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2012	2012	2011	2011
Per Common Share (diluted):
Net income	$0.14	$0.12	$0.05	$0.10
Cash dividends paid	0.01	0.01	0.01	0.01
Book value	10.44	10.20	10.05	10.23
Closing stock price	5.18	4.80	2.84	3.16

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	$147,773	$144,319	$155,330	$143,133
Non-residential real estate	567,184	568,811	574,505	603,904
Residential real estate	189,927	188,891	186,815	185,564
Home equity loans	36,183	36,098	37,024	38,320
Consumer loans	41,529	41,376	42,666	44,045
Total loans	$982,596	$979,495	$996,340	$1,014,966

Deposit Composition: (in thousands)
Noninterest-bearing deposits	$236,145	$238,603	$231,718	$222,042
NOW deposits	391,726	421,249	390,256	378,409
MMDA deposits	211,447	222,016	197,849	179,138
Savings deposits	116,598	121,872	119,693	118,814
Core certificates of deposit under $100,000	208,684	213,944	227,867	250,130
Core certificates of deposit $100,000 and over	178,926	176,761	187,513	216,655
Brokered certificates of deposit under $100,000	3,393	3,234	3,539	4,686
Brokered certificates of deposit $100,000 and over	14,419	12,829	13,028	13,985
Total deposits	$1,361,338	$1,410,508	$1,371,463	$1,383,859

Nonperforming Assets: (in thousands)
Nonaccrual loans	$6,443	$14,604	$17,177	$26,622
Other real estate	31,077	34,636	36,952	32,722
Investment securities	639	646	599	509
Total nonperforming assets	$38,159	$49,886	$54,728	$59,853
Accruing loans past due 90 days or more	$1,537	$245	$602	$252
Restructured loans (accruing)	$18,372	$19,077	$19,662	$19,712
Total nonaccrual loan to loans	0.64%	1.45%	1.68%	2.59%
Total nonperforming credit assets to loans and ORE	3.62%	4.72%	5.11%	5.60%
Total nonperforming assets to assets ratio	2.44%	3.10%	3.49%	3.77%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	$16,084	$14,953	$16,111	$18,805
Provision for loan loss	2,280	2,280	2,280	2,580
Charge-offs	(3,460)	(2,061)	(4,001)	(5,419)
Recoveries	406	912	563	145
Ending balance	$15,310	$16,084	$14,953	$16,111

First M&F Corporation
Financial Highlights
	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	June 30	March 31	December 31	September 30
	2012	2012	2011	2011
Condensed Income Statements: (in thousands)

Interest income	$15,906	$16,205	$16,305	$17,239
Interest expense	2,990	3,241	3,662	4,014
Net interest income	12,916	12,964	12,643	13,225
Provision for loan losses	2,280	2,280	2,280	2,580
Noninterest revenues	6,035	5,421	5,912	5,219
Noninterest expenses	14,319	13,986	15,077	14,143
Net income before taxes	2,352	2,119	1,198	1,721
Income tax expense	599	512	211	391
Net income	$1,753	$1,607	$987	$1,330
Preferred dividends	(471)	(463)	(454)	(448)
Net income applicable to common stock	1,282	1,144	533	882
Earnings attributable to participating securities	56	5	3	4
Net income allocated to common shareholders	$1,226	$1,139	$530	$878

Tax-equivalent net interest income	$13,134	$13,181	$12,865	$13,450

Selected Average Balances: (in thousands)
Assets	$1,577,420	$1,607,013	$1,564,531	$1,592,030
Loans held for investment	973,545	983,800	993,869	1,028,372
Earning assets	1,420,370	1,445,332	1,401,948	1,433,189
Deposits	1,379,716	1,409,393	1,366,628	1,390,834
Equity	112,466	110,745	110,483	110,412
Common equity	94,430	93,025	93,077	93,307

Selected Ratios:
Return on average assets (annualized)	0.45%	0.40%	0.25%	0.33%
Return on average equity (annualized) (a)	6.27%	5.84%	3.54%	4.78%
Return on average common equity (annualized) (a)	5.46%	4.95%	2.27%	3.76%
Average equity to average assets	7.13%	6.89%	7.06%	6.94%
Tangible equity to tangible assets (b)	7.04%	6.67%	6.71%	6.71%
Tangible common equity to tangible assets (b)	5.87%	5.55%	5.59%	5.61%
Net interest margin (annualized, tax-equivalent)	3.72%	3.67%	3.64%	3.72%
Efficiency ratio (c)	74.70%	75.18%	80.29%	75.76%
Net charge-offs to average loans (annualized)	1.26%	0.47%	1.37%	2.03%
Nonaccrual loans to total loans	0.64%	1.45%	1.68%	2.59%
90 day accruing loans to total loans	0.15%	0.02%	0.06%	0.02%
Price to book	0.50x	0.47x	0.28x	0.31x
Price to earnings	9.25x	10.00x	14.20x	7.90x

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		Earnings	Earnings
		Applicable to	Allocated to
		Common	Common
	Earnings	Stock	Shareholders	EPS
	(in thousands)	(in thousands)	(in thousands)	(diluted)
2Q 2012	$1,753	$1,282	$1,226	$0.14
1Q 2012	1,607	1,144	1,139	0.12
4Q 2011	987	533	530	0.05
3Q 2011	1,330	882	878	0.10
2Q 2011	1,106	666	661	0.07
1Q 2011	950	518	515	0.06
4Q 2010	641	266	267	0.03
3Q 2010	1,245	13,671	13,565	1.49
2Q 2010	1,272	833	826	0.09

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to
	Per FTE	Total Revenues	Average Assets
	(thousands)	(percent)	(percent)
2Q 2012	$41.1	31.48%	1.54%
1Q 2012	40.5	29.14%	1.36%
4Q 2011	39.0	31.48%	1.50%
3Q 2011	36.6	27.96%	1.30%
2Q 2011	36.6	25.88%	1.18%
1Q 2011	37.9	30.67%	1.43%
4Q 2010	35.4	28.19%	1.25%
3Q 2010	34.9	27.42%	1.21%
2Q 2010	35.1	29.98%	1.31%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Average Assets	Ratio
	(percent)	(percent) (c)
2Q 2012	3.65%	74.70%
1Q 2012	3.50%	75.18%
4Q 2011	3.82%	80.29%
3Q 2011	3.52%	75.76%
2Q 2011	3.59%	78.56%
1Q 2011	3.70%	79.26%
4Q 2010	3.69%	83.22%
3Q 2010	3.35%	75.75%
2Q 2010	3.35%	76.69%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	QTD June 2012		QTD June 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$30,923	0.37%	$71,291	0.26%
Federal funds sold	15,082	0.27%	25,000	0.25%
Taxable investments (amortized cost)	333,794	1.88%	262,915	2.95%
Tax-exempt investments (amortized cost)	36,610	5.59%	32,407	5.98%
Loans held for sale	30,416	3.22%	2,928	3.75%
Loans held for investment	973,545	5.69%	1,050,136	5.85%
Total earning assets	1,420,370	4.57%	1,444,677	5.00%
Non-earning assets	157,050		154,194
Total average assets	$1,577,420		$1,598,871

NOW	$404,958	0.43%	$400,942	0.71%
MMDA	217,533	0.37%	167,657	0.77%
Savings	121,778	0.95%	117,783	1.12%
Certificates of Deposit	402,703	1.31%	493,722	1.76%
Short-term borrowings	2,974	0.62%	8,637	0.34%
Other borrowings	71,771	4.21%	77,440	4.15%
Total interest bearing liabilities	1,221,717	0.98%	1,266,181	1.37%
Non-interest bearing deposits	232,744		216,227
Non-interest bearing liabilities	10,493		7,552
Preferred equity	18,036		16,815
Common equity	94,430		92,096
Total average liabilities and equity	$1,577,420		$1,598,871
Net interest spread		3.59%		3.63%
Effect of non-interest bearing deposits		0.16%		0.20%
Effect of leverage		(0.03)%		(0.08)%
Net interest margin, tax-equivalent		3.72%		3.75%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.02%
Reported book net interest margin		3.66%		3.68%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)	YTD June 2012		YTD June 2011
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	$55,067	0.29%	$82,515	0.24%
Federal funds sold	20,041	0.26%	25,000	0.25%
Taxable investments (amortized cost)	316,708	1.94%	256,026	2.92%
Tax-exempt investments (amortized cost)	35,790	5.71%	33,169	5.98%
Loans held for sale	26,573	3.15%	3,593	3.81%
Loans held for investment	978,672	5.74%	1,053,501	5.88%
Total earning assets	1,432,851	4.57%	1,453,804	4.94%
Non-earning assets	159,365		156,748
Total average assets	$1,592,216		$1,610,552

NOW	$412,108	0.45%	$401,866	0.76%
MMDA	222,067	0.45%	164,635	0.81%
Savings	121,307	0.97%	116,805	1.17%
Certificates of Deposit	409,895	1.35%	503,896	1.81%
Short-term borrowings	4,014	0.53%	16,235	0.27%
Other borrowings	72,439	4.09%	78,843	4.56%
Total interest bearing liabilities	1,241,830	1.01%	1,282,280	1.44%
Non-interest bearing deposits	229,177		212,809
Non-interest bearing liabilities	9,603		7,188
Preferred equity	17,878		16,674
Common equity	93,728		91,601
Total average liabilities and equity	$1,592,216		$1,610,552
Net interest spread		3.56%		3.50%
Effect of non-interest bearing deposits		0.16%		0.21%
Effect of leverage		(0.03)%		(0.04)%
Net interest margin, tax-equivalent		3.69%		3.67%
Less tax equivalent adjustment:
Investments		0.05%		0.05%
Loans		0.01%		0.01%
Reported book net interest margin		3.63%		3.61%

First M&F Corporation
Notes to Financial Schedules

(a) Return on equity is calculated as: (Net income attributable to First M&F Corp) divided by (Total equity)

Return on common equity is calculated as: (Net income attributable to First M&F Corp minus preferred dividends) divided by (Total First M&F Corp equity minus preferred stock)

(b) Tangible equity to tangible assets is calculated as: (Total equity minus goodwill and other intangible assets) divided by
(Total assets minus goodwill and other intangible assets)

Tangible common equity to tangible assets is calculated as: (Total First M&F Corp equity minus preferred stock minus goodwill and other intangible assets) divided by (Total assets minus goodwill and other intangible assets)

(c) Efficiency ratio is calculated as: (Noninterest expense) divided by (Tax-equivalent net interest income plus noninterest revenues)